SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  8/31/2006
FILE NUMBER 811-2729
SERIES NO.: 2

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Institutional  Class                             $     79,708
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Private Investment Class                         $     32,062
         Personal Investment Class                        $     10,237
         Cash Management Class                            $     73,668
         Reserve  Class                                   $      3,292
         Resource  Class                                  $     13,748
         Corporate Class                                  $        285

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Institutional  Class                             $   000.0429
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Private Investment Class                         $000.0399
         Personal Investment Class                        $000.0374
         Cash Management Class                            $000.0421
         Reserve  Class                                   $000.0342
         Resource  Class                                  $000.0413
         Corporate Class                                  $000.0426

74U.   1 Number of shares outstanding (000's Omitted)
         Institutional  Class                             2,101,645
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Private Investment Class                           972,418
         Personal Investment Class                          332,337
         Cash Management Class                            1,357,469
         Reserve  Class                                     133,693
         Resource  Class                                    352,885
         Corporate Class                                      1,855